Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

THIRD-QUARTER 2020 FINANCIAL RESULTS

Santa Monica, CA – October 29, 2020 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced third-quarter 2020 results.

“Our teams continue to execute our growth plans with excellence during incredibly challenging circumstances,” said Bobby Kotick, Chief Executive Officer of Activision Blizzard. “We are on a path to deliver sustained long-term growth across our fully-owned franchises. With confidence in our ability to continue to execute, we are raising our outlook for the year and remain enthusiastic for our growth prospects next year.”

Financial Metrics

	Q3
(in millions, except EPS)	2020	Prior Outlook*	2019
GAAP Net Revenues	$1,954	$1,800	$1,282
Impact of GAAP deferralsA	$(187)	$(150)	$(68)

GAAP EPS	$0.78	$0.64	$0.26
Non-GAAP EPS	$0.88	$0.75	$0.38
Impact of GAAP deferralsA	$(0.17)	$(0.15)	$(0.06)

* Prior outlook was provided by the company on August 4, 2020 in its earnings release.

Please refer to the tables at the back of this earnings release for a reconciliation of the company’s GAAP and non-GAAP results.

For the quarter ended September 30, 2020, Activision Blizzard’s net revenues presented in accordance with GAAP were $1.95 billion, as compared with $1.28 billion for the third quarter of 2019. GAAP net revenues from digital channels were $1.75 billion, as compared with $1.01 billion for the third quarter of 2019. GAAP operating margin was 40%. GAAP earnings per diluted share were $0.78, as compared with $0.26 for the third quarter of 2019.

For the quarter ended September 30, 2020, on a non-GAAP basis, Activision Blizzard’s operating margin was 44% and earnings per diluted share were $0.88, as compared with $0.38 for the third quarter of 2019.

For the quarter ended September 30, 2020, operating cash flow was $196 million. For the trailing twelve-month period, operating cash flow was $2.03 billion.

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Activision Blizzard Announces Q3 2020 Financial Results

Operating Metrics

For the quarter ended September 30, 2020, Activision Blizzard’s net bookingsB were $1.77 billion, as compared with $1.21 billion for the third quarter of 2019. Net bookingsB from digital channels were $1.61 billion, as compared with $975 million for the third quarter of 2019. In-game net bookingsC were $1.2 billion, as compared with $709 million for the third quarter of 2019.

For the quarter ended September 30, 2020, overall Activision Blizzard Monthly Active Users (MAUs)D were 390 million.

Selected Business Highlights

Activision Blizzard exceeded its third quarter outlook, with strong execution across our three strategic growth drivers: audience reach, engagement and player investment. Successful execution across major content launches, live operations and in our new approaches to engagement and business models in key franchises was the primary driver of our results. Our continued investments and successful initiatives for our largest franchises position the business for ongoing strong results into the future.

Activision

•	Activision had 111 million MAUsD in the third quarter.

•	Call of Duty®: Modern Warfare® and WarzoneTM saw more than three times as many MAUsD as the prior title in the year-ago quarter. Console MAUsD grew strongly and PC MAUsD grew over ten-fold year-over-year. Across PC and console combined, hours played were approximately seven times higher year-over-year.

•	We again saw substantial year-over-year growth in premium game sales as Warzone players chose to upgrade to the full Call of Duty experience. Modern Warfare first-year premium sales are the highest in Call of Duty’s history, with two-thirds of units sold digitally.

•	Call of Duty console and PC in-game net bookingsC were four times the year-ago level.

•	Call of Duty: Black Ops Cold War will release on November 13 into the largest and most engaged community in franchise history at the time of launch, and will support cross-platform play across PC, current-generation, and next-generation consoles. Anticipation for the release is high, with far more players engaged in the game’s public testing than for the year-ago title.

•	Call of Duty Mobile sustained the impressive levels of reach and engagement from the prior quarter, as the title crossed its one year anniversary. The title was the highest grossing new game in US app stores since its launch last October[1] and is now in final large-scale testing in China, where over 50 million players have pre-registered to date.

•	The inaugural season of the Call of Duty LeagueTM concluded with the September Champs Weekend breaking viewership records for a Call of Duty esports event.

Blizzard

•	Blizzard had 30 million MAUsD in the third quarter.

•	World of Warcraft® MAUsD were stable year-over-year. Anticipation continues to build for Shadowlands, the next expansion for modern World of Warcraft, ahead of its November 23 launch. World of Warcraft franchise engagement is at its highest level for this stage ahead of an expansion in a decade, with Shadowlands presales well ahead of any prior expansion.

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Activision Blizzard Announces Q3 2020 Financial Results

•	Hours played in Hearthstone® grew year-over-year in the third quarter, with the Battlegrounds mode seeing sustained strong engagement since its release last November. This November will see the broad release of Duels, a new player-versus-player mode, alongside a new in-game progression system and the latest expansion, Madness at the Darkmoon FaireTM.

•	Overwatch® continues to have a large and dedicated community, with 10 million MAUsD in the quarter, over four years since launch.

•	Millions of Overwatch fans have engaged through the 2020 season of the Overwatch LeagueTM, with the October Grand Finals being the most-watched event in the league’s history.

King

•	King had 249 million MAUsD in the third quarter, with Candy CrushTM MAUsD growing year-over-year.

•	King in-game net bookingsC grew year-over-year and Candy Crush was once again the top grossing franchise in the U.S. app stores[1].

•	The Farm HeroesTM and Bubble WitchTM franchises grew net bookingsB year-over-year as the teams delivered a higher frequency of in-game content.

•	King again delivered robust double-digit year-over-year growth in advertising net bookingsB, with strength across both direct brand advertisers and partner networks.

Company Outlook

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA
CY 2020
Net Revenues	$7,675	$7,675	$425
EPS	$2.61	$3.08	$0.27
Fully Diluted Shares	779	779

Q4 2020
Net Revenues	$2,001	$2,001	$731
EPS	$0.44	$0.63	$0.46
Fully Diluted Shares	782	782

Net bookingsB are expected to be $8.10 billion for 2020 and $2.73 billion for the fourth quarter of 2020.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended September 30, 2020 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit https://investor.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 866-777-2509 in the U.S. We encourage participants to pre-register for the conference call using the following link https://dpregister.com/sreg/10148877/dad94a3f28. A replay of the call will also be available after the call's conclusion and archived for one year at https://investor.activision.com/events.cfm.

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Activision Blizzard Announces Q3 2020 Financial Results

About Activision Blizzard

Activision Blizzard, Inc. connects and engages the world through epic entertainment. A member of the Fortune 500 and S&P 500, Activision Blizzard is a leading interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty® and Crash Bandicoot™, Blizzard Entertainment's World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, and StarCraft®, and King's Candy Crush™, Bubble Witch™, and Farm Heroes™. Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world. More information about Activision Blizzard and its products can be found on the company's website, www.activisionblizzard.com.

1 Based on App Annie Intelligence.

A Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and then recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

C In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

D Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.

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Activision Blizzard Announces Q3 2020 Financial Results

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation). The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•	expenses related to share-based compensation;

•	the amortization of intangibles from purchase price accounting;

•	fees and other expenses related to acquisitions, including related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•	restructuring and related charges;

•	other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;

•	the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and

•	significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

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Activision Blizzard Announces Q3 2020 Financial Results

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow, or other financial items; (2) statements of our plans and objectives, including those related to releases of products or services and restructuring activities; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. Activision Blizzard, Inc. generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “aims,” “believes,” “may,” “might,” “expects,” “intends,” “seeks,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar words and expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

We caution that a number of important factors, many of which are beyond our control, could cause our actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: the ongoing global impact of a novel strain of coronavirus which emerged in December 2019 (“COVID-19”) (including, without limitation, the potential for significant short- and long-term global unemployment and economic weakness and a resulting impact on global discretionary spending; potential strain on the retailers and distributors who sell our physical product to customers; effects on our ability to release our content in a timely manner; the impact of large-scale intervention by the Federal Reserve and other central banks around the world, including the impact on interest rates; and volatility in foreign exchange rates); our ability to consistently deliver popular, high-quality titles in a timely manner, which has been made more difficult as a result of the COVID-19 pandemic; concentration of revenue among a small number of franchises; our ability to satisfy the expectations of consumers with respect to our brands, games, services, and/or business practices; our ability to attract, retain and motivate skilled personnel; rapid changes in technology and industry standards; competition, including from other forms of entertainment; increasing importance of revenues derived from digital distribution channels; risks associated with the retail sales business model; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our newly acquired or started businesses and the potential impact of our expansion into new businesses on our existing businesses; substantial influence of third-party platform providers over our products and costs; risks associated with transitions to next-generation consoles; success and availability of video game consoles manufactured by third parties; risks associated with the free-to-play business model, including dependence on a relatively small number of consumers for a significant portion of revenues and profits from any given game; our ability to realize the expected financial and operational benefits of, and effectively implement and manage, our previously-announced restructuring actions; our ability to quickly adjust our cost structure in response to sudden changes in demand; risks and costs associated with legal proceedings; intellectual property claims; changes in tax rates or exposure to additional tax liabilities, as well as the outcome of current or future tax disputes; our ability to sell products at assumed pricing levels; reliance on external developers for development of some of our software products; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; the seasonality in the sale of our products; counterparty risks relating to customers, licensees, licensors, and manufacturers, which have been magnified as a result of the COVID-19 pandemic; risks associated with our use of open source software; piracy and unauthorized copying of our products; insolvency or business failure of any of our partners, which has been magnified as a result of the COVID-19 pandemic; risks and uncertainties of conducting business outside the United States; increasing regulation of our business, products, and distribution in key territories; compliance with continually evolving laws and regulations concerning data privacy; reliance on servers and networks to operate our games and our proprietary online gaming service; potential data breaches and other cybersecurity risks; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 30, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

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Activision Blizzard Announces Q3 2020 Financial Results

The forward-looking statements contained herein are based on information available to Activision Blizzard, Inc. as of the date of this filing and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenues
Product sales	$408	$260	$1,484	$1,276
Subscription, licensing, and other revenues[1]	1,546	1,022	4,190	3,227
Total net revenues	1,954	1,282	5,674	4,503

Costs and expenses
Cost of revenues—product sales:
Product costs	101	137	357	388
Software royalties, amortization, and intellectual property licenses	37	9	152	171
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	290	246	819	714
Software royalties, amortization, and intellectual property licenses	41	50	115	164
Product development	274	210	802	702
Sales and marketing	238	182	722	580
General and administrative	186	177	529	527
Restructuring and related costs	9	24	39	104
Total costs and expenses	1,176	1,035	3,535	3,350

Operating income	778	247	2,139	1,153
Interest and other expense (income), net	25	(2)	55	(33)
Loss on extinguishment of debt	31	—	31	—
Income before income tax expense	722	249	2,053	1,186

Income tax expense	118	45	365	208

Net income	$604	$204	$1,688	$978

Basic earnings per common share	$0.78	$0.27	$2.19	$1.28
Weighted average common shares outstanding	772	767	771	766

Diluted earnings per common share	$0.78	$0.26	$2.17	$1.27
Weighted average common shares outstanding assuming dilution	779	771	777	770

[1]	Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, downloadable content, microtransactions, and other miscellaneous revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$7,415	$5,794
Accounts receivable, net	619	848
Software development	398	322
Other current assets	570	328
Total current assets	9,002	7,292
Software development	145	54
Property and equipment, net	211	253
Deferred income taxes, net	1,287	1,293
Other assets	699	658
Intangible assets, net	469	531
Goodwill	9,764	9,764
Total assets	$21,577	$19,845

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$224	$292
Deferred revenues	1,108	1,375
Accrued expenses and other liabilities	855	1,248
Total current liabilities	2,187	2,915
Long-term debt, net	3,604	2,675
Deferred income taxes, net	480	505
Other liabilities	924	945
Total liabilities	7,195	7,040

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	11,395	11,174
Treasury stock	(5,563)	(5,563)
Retained earnings	9,183	7,813
Accumulated other comprehensive loss	(633)	(619)
Total shareholders’ equity	14,382	12,805
Total liabilities and shareholders’ equity	$21,577	$19,845

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	Year over Year % Increase (Decrease)
Cash Flow Data
Operating Cash Flow	$309	$918	$148	$768	$196	(37)%
Capital Expenditures	34	37	19	13	24	(29)
Non-GAAP Free Cash Flow[1]	275	881	129	755	172	(37)

Operating Cash Flow - TTM[2]	1,912	1,831	1,529	2,143	2,030	6%
Capital Expenditures - TTM[2]	113	116	117	103	93	(18)
Non-GAAP Free Cash Flow[1] - TTM[2]	$1,799	$1,715	$1,412	$2,040	$1,937	8

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months. Operating Cash Flow for the three months ended December 31, 2018, three months ended March 31, 2019, and three months ended June 30, 2019 were $999 million, $450 million, and $154 million, respectively. Capital Expenditures for the three months ended December 31, 2018, three months ended March 31, 2019, and three months ended June 30, 2019 were $34 million, $18 million, and $27 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended September 30, 2020	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$1,954	$101	$37	$290	$41	$274	$238	$186	$9	$1,176
Share-based compensation[1]	—	—	(2)	—	—	(12)	(5)	(34)	—	(53)
Amortization of intangible assets[2]	—	—	—	—	(12)	—	—	(4)	—	(16)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(9)	(9)
Non-GAAP Measurement	$1,954	$101	$35	$290	$29	$262	$233	$148	$—	$1,098

Net effect of deferred revenues and related cost of revenues[4]	$(187)	$(15)	$(15)	$(5)	$(2)	$—	$—	$—	$—	$(37)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$778	$604	$0.78	$0.78
Share-based compensation[1]	53	53	0.07	0.07
Amortization of intangible assets[2]	16	16	0.02	0.02
Restructuring and related costs[3]	9	9	0.01	0.01
Loss on extinguishment of debt[5]	—	31	0.04	0.04
Income tax impacts from items above[6]	—	(30)	(0.04)	(0.04)
Non-GAAP Measurement	$856	$683	$0.88	$0.88

Net effect of deferred revenues and related cost of revenues[4]	$(150)	$(130)	$(0.16)	$(0.17)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs. Refer to our third quarter Form 10-Q for further details.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the loss on extinguishment of debt from financing activities.
[6]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Nine Months Ended September 30, 2020	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$5,674	$357	$152	$819	$115	$802	$722	$529	$39	$3,535
Share-based compensation[1]	—	—	(8)	(1)	—	(30)	(17)	(82)	—	(138)
Amortization of intangible assets[2]	—	—	—	—	(55)	—	—	(7)	—	(62)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(39)	(39)
Non-GAAP Measurement	$5,674	$357	$144	$818	$60	$772	$705	$440	$—	$3,296

Net effect of deferred revenues and related cost of revenues[4]	$(306)	$(72)	$(82)	$8	$9	$—	$—	$—	$—	$(137)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$2,139	$1,688	$2.19	$2.17
Share-based compensation[1]	138	138	0.18	0.18
Amortization of intangible assets[2]	62	62	0.08	0.08
Restructuring and related costs[3]	39	39	0.05	0.05
Loss on extinguishment of debt[5]	—	31	0.04	0.04
Income tax impacts from items above[6]	—	(52)	(0.07)	(0.07)
Non-GAAP Measurement	$2,378	$1,906	$2.47	$2.45

Net effect of deferred revenues and related cost of revenues[4]	$(169)	$(148)	$(0.19)	$(0.19)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs. Refer to our third quarter Form 10-Q for further details.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the loss on extinguishment of debt from financing activities.
[6]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended September 30, 2019	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$1,282	$137	$9	$246	$50	$210	$182	$177	$24	$1,035
Share-based compensation[1]	—	—	(1)	—	—	(7)	(2)	(17)	—	(27)
Amortization of intangible assets[2]	—	—	—	—	(48)	—	—	(2)	—	(50)
Restructuring and related costs[3]	—	(4)	—	—	—	—	—	—	(24)	(28)
Non-GAAP Measurement	$1,282	$133	$8	$246	$2	$203	$180	$158	$—	$930

Net effect of deferred revenues and related cost of revenues[4]	$(68)	$(7)	$(6)	$(1)	$(1)	$—	$—	$—	$—	$(15)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$247	$204	$0.27	$0.26
Share-based compensation[1]	27	27	0.03	0.03
Amortization of intangible assets[2]	50	50	0.06	0.06
Restructuring and related costs[3]	28	28	0.04	0.04
Income tax impacts from items above[5]	—	(14)	(0.02)	(0.02)
Non-GAAP Measurement	$352	$295	$0.38	$0.38

Net effect of deferred revenues and related cost of revenues[4]	$(53)	$(48)	$(0.06)	$(0.06)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Nine Months Ended September 30, 2019	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$4,503	$388	$171	$714	$164	$702	$580	$527	$104	$3,350
Share-based compensation[1]	—	—	(15)	(1)	(1)	(42)	(8)	(60)	—	(127)
Amortization of intangible assets[2]	—	—	—	—	(146)	—	—	(5)	—	(151)
Restructuring and related costs[3]	—	(4)	—	—	—	—	—	—	(104)	(108)
Non-GAAP Measurement	$4,503	$384	$156	$713	$17	$660	$572	$462	$—	$2,964

Net effect of deferred revenues and related cost of revenues[4]	$(824)	$(81)	$(106)	$(6)	$(2)	$—	$—	$—	$—	$(195)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,153	$978	$1.28	$1.27
Share-based compensation[1]	127	127	0.17	0.16
Amortization of intangible assets[2]	151	151	0.20	0.20
Restructuring and related costs[3]	108	108	0.14	0.14
Income tax impacts from items above[5]	—	(49)	(0.07)	(0.07)
Discrete tax-related items[6]	—	(8)	(0.01)	(0.01)
Non-GAAP Measurement	$1,539	$1,307	$1.71	$1.70

Net effect of deferred revenues and related cost of revenues[4]	$(629)	$(524)	$(0.69)	$(0.68)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.
[6]	Reflects the impact of significant discrete tax-related items, including amounts related to the changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

(Amounts in millions)

Three Months Ended:	September 30, 2020				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$773	$393	$536	$1,702	$564	$1	$36	$601
Intersegment net revenues[1]	—	18	—	18	—	16	—	16
Segment net revenues	$773	$411	$536	$1,720	$564	$17	$36	$617

Segment operating income	$345	$133	$248	$726	$319	$59	$54	$432

Operating Margin				42.2%

	September 30, 2019
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$209	$392	$500	$1,101
Intersegment net revenues[1]	—	2	—	2
Segment net revenues	$209	$394	$500	$1,103

Segment operating income	$26	$74	$194	$294

Operating Margin				26.7%

Nine Months Ended:	September 30, 2020				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$2,285	$1,264	$1,587	$5,136	$1,491	$151	$60	$1,702
Intersegment net revenues[1]	—	62	—	62	—	53	—	53
Segment net revenues	$2,285	$1,326	$1,587	$5,198	$1,491	$204	$60	$1,755

Segment operating income	$1,088	$533	$615	$2,236	$935	$329	$72	$1,336

Operating Margin				43.0%

	September 30, 2019
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$794	$1,113	$1,527	$3,434
Intersegment net revenues[1]	—	9	—	9
Segment net revenues	$794	$1,122	$1,527	$3,443

Segment operating income	$153	$204	$543	$900

Operating Margin				26.1%

[1]	Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring and related costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated income before income tax expense.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

(Amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation to consolidated net revenues:
Segment net revenues	$1,720	$1,103	$5,198	$3,443
Revenues from non-reportable segments[1]	65	113	232	245
Net effect from recognition (deferral) of deferred net revenues[2]	187	68	306	824
Elimination of intersegment revenues[3]	(18)	(2)	(62)	(9)
Consolidated net revenues	$1,954	$1,282	$5,674	$4,503

Reconciliation to consolidated income before income tax expense:
Segment operating income	$726	$294	$2,236	$900
Operating income (loss) from non-reportable segments[1]	(20)	5	(27)	10
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	150	53	169	629
Share-based compensation expense	(53)	(27)	(138)	(127)
Amortization of intangible assets	(16)	(50)	(62)	(151)
Restructuring and related costs[4]	(9)	(28)	(39)	(108)
Consolidated operating income	778	247	2,139	1,153
Interest and other expense (income), net	25	(2)	55	(33)
Loss on extinguishment of debt	31	—	31	—
Consolidated income before income tax expense	$722	$249	$2,053	$1,186

[1]	Includes other income and expenses from operating segments managed outside the reportable segments, including our distribution business. Also includes unallocated corporate income and expenses.
[2]	Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.
[3]	Intersegment revenues reflect licensing and service fees charged between segments.
[4]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs. Refer to our third quarter Form 10-Q for further details.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

(Amounts in millions)

	Three Months Ended
	September 30, 2020		September 30, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$1,753	90%	$1,014	79%	$739	73%
Retail channels	117	6	93	7	24	26
Other[3]	84	4	175	14	(91)	(52)
Total consolidated net revenues	$1,954	100%	$1,282	100%	$672	52

Change in deferred revenues[4]
Digital online channels[2]	$(148)		$(39)
Retail channels	(39)		(29)
Other[3]	—		—
Total changes in deferred revenues	$(187)		$(68)

	Nine Months Ended
	September 30, 2020		September 30, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$4,782	84%	$3,493	78%	$1,289	37%
Retail channels	509	9	599	13	(90)	(15)
Other[3]	383	7	411	9	(28)	(7)
Total consolidated net revenues	$5,674	100%	$4,503	100%	$1,171	26

Change in deferred revenues[4]
Digital online channels[2]	$(1)		$(444)
Retail channels	(295)		(373)
Other[3]	(10)		(7)
Total changes in deferred revenues	$(306)		$(824)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.
[3]	Net revenues from Other include revenues from our distribution business, the Overwatch League, and the Call of Duty League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

(Amounts in millions)

	Three Months Ended
	September 30, 2020		September 30, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$695	36%	$241	19%	$454	NM
PC	514	26	341	27	173	51
Mobile and ancillary[2]	661	34	525	41	136	26
Other[3]	84	4	175	14	(91)	(52)
Total consolidated net revenues	$1,954	100%	$1,282	100%	$672	52

Change in deferred revenues[4]
Console	$(129)		$(45)
PC	(45)		(21)
Mobile and ancillary[2]	(13)		(2)
Other[3]	—		—
Total changes in deferred revenues	$(187)		$(68)

	Nine Months Ended
	September 30, 2020		September 30, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$1,944	34%	$1,324	29%	$620	47%
PC	1,494	26	1,196	27	298	25
Mobile and ancillary[2]	1,853	33	1,572	35	281	18
Other[3]	383	7	411	9	(28)	(7)
Total consolidated net revenues	$5,674	100%	$4,503	100%	$1,171	26

Change in deferred revenues[4]
Console	$(301)		$(589)
PC	(27)		(218)
Mobile and ancillary[2]	32		(10)
Other[3]	(10)		(7)
Total changes in deferred revenues	$(306)		$(824)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.
[3]	Net revenues from Other include revenues from our distribution business, the Overwatch League, and the Call of Duty League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

(Amounts in millions)

	Three Months Ended
	September 30, 2020		September 30, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$1,127	58%	$655	51%	$472	72%
EMEA[2]	589	30	452	35	137	30
Asia Pacific	238	12	175	14	63	36
Total consolidated net revenues	$1,954	100%	$1,282	100%	$672	52

Change in deferred revenues[3]
Americas	$(86)		$(33)
EMEA[2]	(75)		(26)
Asia Pacific	(26)		(9)
Total changes in deferred revenues	$(187)		$(68)

	Nine Months Ended
	September 30, 2020		September 30, 2019		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$3,188	56%	$2,406	53%	$782	33%
EMEA[2]	1,770	31	1,525	34	245	16
Asia Pacific	716	13	572	13	144	25
Total consolidated net revenues	$5,674	100%	$4,503	100%	$1,171	26

Change in deferred revenues[3]
Americas	$(106)		$(469)
EMEA[2]	(159)		(285)
Asia Pacific	(41)		(70)
Total changes in deferred revenues	$(306)		$(824)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.
[3]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and ADJUSTED EBITDA

(Amounts in millions)

					Trailing Twelve Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	September 30, 2020

GAAP Net Income	$525	$505	$580	$604	$2,214
Interest and other expense (income), net	7	8	22	25	62
Loss on extinguishment of debt	—	—	—	31	31
Provision for income taxes[1]	(78)	99	147	118	286
Depreciation and amortization	81	62	43	46	232
EBITDA	535	674	792	824	2,825

Share-based compensation expense[2]	39	43	42	53	177
Restructuring and related costs[3]	30	23	6	9	68
Discrete tax-related items[4]	17	—	—	—	17
Adjusted EBITDA	$621	$740	$840	$886	$3,087

Change in deferred net revenues and related cost of revenues[5]	$577	$(171)	$152	$(150)	$408

[1]	Provision for income taxes for the three months ended December 31, 2019 also include impacts from significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.
[2]	Includes expenses related to share-based compensation.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs. Refer to our third quarter Form 10-Q for further details.
[4]	Reflects the impact of other unusual or unique tax-related items and activities.
[5]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.

Trailing twelve months are presented as calculated. Therefore, the sum of the quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	December 31, 2020	December 31, 2020

Net Revenues[1]	$2,001	$7,675
Change in deferred revenues[2]	$731	$425

Earnings Per Diluted Share (GAAP)	$0.44	$2.61
Excluding the impact of:
Share-based compensation[3]	0.14	0.32
Amortization of intangible assets[4]	0.02	0.10
Restructuring and related costs[5]	0.07	0.11
Loss on extinguishment of debt[6]	—	0.04
Income tax impacts from items above[7]	(0.04)	(0.11)
Earnings Per Diluted Share (Non-GAAP)	$0.63	$3.08

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[8]	$0.46	$0.27

[1]	Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.
[2]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.
[3]	Reflects expenses related to share-based compensation.
[4]	Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the acquisition of King.
[5]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs. Refer to our third quarter Form 10-Q for further details.
[6]	Reflects the loss on extinguishment of debt from financing activities.
[7]	Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.
[8]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING METRICS

(Amounts in millions)

Net Bookings1

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Increase (Decrease)	% Increase (Decrease)	2020	2019	$ Increase (Decrease)	% Increase (Decrease)
Net bookings[1]	$1,767	$1,214	$553	46%	$5,368	$3,679	$1,689	46%
In-game net bookings[2]	1,200	709	491	69	3,529	2,281	1,248	55

1 We monitor net bookings as a key operating metric in evaluating the performance of our business because it enables an analysis of performance based on the timing of actual transactions with our customers and provides more timely indications of trends in our operating results. Net bookings is the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others. Net bookings is equal to net revenues excluding the impact from deferrals.

2 In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

Monthly Active Users3

	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Activision	36	128	102	125	111
Blizzard	33	32	32	32	30
King	247	249	273	271	249
Total MAUs	316	409	407	428	390

3 We monitor monthly active users (“MAUs”) as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.